Exhibit 23.1



                   CONSENT OF LARRY E. NUNN & ASSOCIATES, LLC

         We consent to the incorporation by reference in the Registration Statement on Form S-8 (registration number 333-53863), and in the related Prospectus, of Unified Financial Services, Inc. of our report dated January 31, 2003, with respect to the consolidated financial statements of the Company as of December 31, 2002 and 2001, and for the years ended December 31, 2002, 2001 and 2000, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.


/s/ Larry E. Nunn & Associates, L.L.C.
Columbus, Indiana
April 11, 2003